UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2010

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Annual Incentive Program

National Instruments Corporation (“NI” or the “Company”) maintains an annual incentive cash bonus program (the “AIP”) for its executives (other than Dr. James J. Truchard, the Company’s President and Chief Executive Officer), Business and Technology Fellows and Research and Development Fellows.  On October 19, 2010, the Compensation Committee approved an amendment to the AIP.  Under the AIP prior to the amendment, each calendar year the Company’s President and Board of Directors approved objectives for all AIP participants and identified the monetary amount to be awarded to each AIP participant corresponding to the achievement of each participant’s objectives for the year.  At the end of the calendar year, the President and the Compensation Committee met to determine whether the objectives of each individual AIP participant were met and thereafter approved or disapproved the payment of the annual incentive amounts based upon the achievement of such objectives and the discretion of the Company’s President and Compensation Committee.

The recent amendment to the AIP retains the existing process for setting objectives and identifying and approving annual incentive payments for NI’s executive officers (as defined by Section 16 of the Securities and Exchange Act of 1934, as amended) under the AIP but modifies this process with respect to the other, non-executive AIP participants.  The Company’s President will now approve objectives for all AIP participants who are not executive officers, and will identify the monetary amount to be awarded to each such participant corresponding to the achievement of such participant’s objectives for the year.  At the end of the calendar year, the President will determine whether the objectives of each such participant were attained and approve or disapprove the payment of the annual incentive amounts based upon the achievement of such objectives, and the discretion of the President.  The President may delegate these duties to the executive officer who supervises a non-executive AIP participant.  The President will present the payment amounts for all non-executive AIP participants to the Compensation Committee for review and final approval.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Annual Incentive Program, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  October 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Annual Incentive Program, as amended